Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated April 2, 2007, relating to the consolidated financial statements of HC Innovations, Inc. and Subsidiaries for the year ended December 31, 2006, which appears in such Registration Statement.


/s/ Carlin, Charron & Rosen LLP

Glastonbury, Connecticut
June 29, 2007